SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Senetek PLC

(Name of Registrant as Specified In Its Charter)

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RESCHEDULING

OF ANNUAL GENERAL MEETING

AND EXTRAORDINARY GENERAL MEETING

NOVEMBER 13, 2007

We are rescheduling the previously noticed Annual General Meeting of Shareholders of the Company of November 12, 2007, as a result of a failure to obtain the minimum quorum of Ordinary shareholders of the Company for the meeting. Further, because of a technical error in the proxy solicitation process by an outside vendor, approximately 200 Ordinary shareholders holding approximately 300,000 shares did not receive notice of the Annual General Meeting or proxy materials, including proxy cards.

We have also rescheduled the Extraordinary General Meeting of the Company that was originally to be held immediately following the Annual General Meeting.

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders will be held at 7:00 a.m. Pacific Time, December 10, 2007 at the principal executive offices of Senetek PLC, 831A Latour Court, Napa California, for the purpose of considering and, if thought fit, passing the following resolutions:

1. To re-elect Anthony Williams as a Director;

2. To approve an amendment to the Senetek Equity Plan increasing the number of Ordinary shares reserved for issuance thereunder from 5,000,000 Ordinary shares, nominal value 5p, to 7,500,000 Ordinary shares, nominal value 5p;

3. To approve a consolidation of the Company’s Ordinary shares nominal value 5p, into Ordinary shares, nominal value 40p and to maintain authorized Ordinary shares at 100,000,000 with nominal value changed from 5p to 40p;

4. To receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last directors’ report and auditors’ report on those accounts, and to approve the last directors’ remuneration report;

5. To appoint Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2007 at a remuneration to be determined by the directors;

6. To generally and unconditionally authorize the Directors, for the purposes of Section 80 of the Companies Act 1985 ( the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (as defined in section 80 (2) of the Companies Act) up to an aggregate nominal amount of (Pounds) 40,000,000, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period, make an offer or agreement which would, or might, require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect;

7. To generally and unconditionally empower the Directors, pursuant to Section 95 of the Companies Act to allot equity securities (as defined in Section 94 (2) of the Companies Act) for cash pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section 89 (1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section 95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired;

and to transact such other business as may properly come before the Annual General Meeting and any further adjournments and postponements thereof.

Please see the Proxy Statement for important information regarding these proposals and other important information regarding the Company.

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of the Company will be held on Monday, December 10, 2007 at the principal executive offices of Senetek PLC, 831A Latour Court, Napa California, at 7:30 a.m. Pacific Time (or at such later time as the Annual General Meeting shall have been concluded) in order to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

By order of the Board of Directors

WILLIAM O’KELLY

William O’Kelly
Secretary

Each of the resolutions to be considered at the Annual General Meeting are more fully described in the Proxy Statement which was either previously sent to you or will be sent in a separate mailing to follow. Only holders of record as of the close of business on September 27, 2007 the record date previously established by the Board of Directors for the Meeting (the “Record Date”), will be entitled to vote at the Annual General Meeting.

Proxies previously submitted by holders of Ordinary Shares or ADRs shall be voted at the Annual General Meeting with respect to each proposal set forth in this notice. The Proxies named in the Proxy Statement have the authority to act on your behalf at the rescheduled Annual General Meeting in the same manner provided for with respect to the originally scheduled meeting.

Proxy cards from registered holders of Ordinary shares who wish to have their shares voted (or to submit a new proxy containing new voting instructions) must be received not less than forty-eight hours before the time for holding the Annual General Meeting as rescheduled for 10:00 a.m., Eastern time on Monday,. December 10, 2007.

Instructions from the ADR holders should be sent to the Bank of New York, as Depositary, so that the instructions are received by no later than the close of business on December 6, 2007 (the “Instruction Date”). Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked. The Depositary will vote Ordinary shares represented by ADRs as to which instructions have not been received from the registered holders by the close of business on the Instruction Date in the same proportions, as to each proposal set forth in the Notice of Annual General Meeting, as those Ordinary shares as to which instruction have been so received.

The Board of Directors of Senetek recommends that Shareholders vote FOR each of the proposals at the rescheduled Annual General Meeting as indicated in the Proxy Statement

Your vote is important - please return your proxy card as soon as practicable.

As of November 12, 2007 proxies representing approximately 99.4% of the Company’s voting have been received by the Company. The following table summarizes the voting results to date for each resolution to be considered at the rescheduled Annual General Meeting. Please note that proxy voting instructions may be withdrawn or changed as noted above and, as a result, the following information may not be indicative of the actual final vote tallies to be reported following conclusion of the rescheduled Annual General Meeting:

		FOR	AGAINST	ABSTAIN

1.	To re-elect Anthony Williams as a Director.	57,515,302	2,645,884	435,187

2.	To increase the maximum number of shares available under the Senetek Equity Plan from 5,000,000 to 7,500,000.	36,074,655	23,306,860	1,214,858

3.	To consolidate the Ordinary shares, nominal value 5p, into Ordinary shares nominal value 40p.	56,986,565	3,550,543	59,265

4.	To receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last Director’s report and auditors’ report on those accounts, and to approve the last Directors’ remuneration report.	57,930,294	1,671,136	994,943

5.	To appoint Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2007 at remuneration to be determined by the Directors.	58,878,873	1,431,843	285,657

6.	To generally and unconditionally authorize the Directors, for the purposes of Section 80 of the Company Act 1985 (the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (as defined in section 80 (2) of the Companies Act) up to an aggregate nominal amount of £40,000,000, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect.	55,215,669	3,645,276	1,735,428

7.	To empower the Directors, pursuant to Section 95 of the Companies Act to allot equity securities (as defined in Section 94 of the Companies Act) pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section 89 (1) of the Act did not apply to such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section 95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired.	45,553,769	10,487,398	4,555,206

Any Shareholder as of the Record Date seeking another copy of the Proxy Statement for the Annual General Meeting and Extraordinary General Meeting should send a facsimile or email to 707-226-3999 or ir@senetek.net.

PLEASE SEND IN YOUR PROXIES WITH RESPECT TO THE MATTERS TO BE VOTED UPON AT THE RESCHEDULED ANNUAL GENERAL MEETING AS SOON AS PRACTICABLE.

Napa, California

Dated: November 13, 2007

Sincerely,

/s/ Frank Massino
Frank Massino Chairman and Chief Executive Officer Senetek Plc